SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2007

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountants.

On October 8, 2007, Saratoga Resources, Inc. (the “Company”) dismissed Robnett & Co., LP (“R&C”) as the Company’s independent registered public accounting firm.  On the same date, the Company appointed Malone & Bailey, PC (“M&B”) as the Company’s new independent certifying accountants.

The decision to dismiss R&C and appoint M&B was recommended and approved by the Company’s board of directors.

R&C’s reports on the financial statements for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of those reports was modified with respect to uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of R&C, there were no disagreements with R&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of R&C, would have caused R&C to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of R&C, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

Prior to the engagement of M&B, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with M&B regarding the type of audit opinion which might be rendered on the Company's financial statements and no oral or written report was provided by M&B.

The Company has provided R&C with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K.  The Company has requested that R&C review the disclosure and furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B and, if not, stating the respects in which it does not agree.  Such letter is filed as an exhibit to this Report.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

16.1

Letter from Robnett & Co., LP regarding change of certifying independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  October 12, 2007

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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